Exhibit 99.2

COMBINED FINANCIAL STATEMENTS

IOC - Kansas City, Inc., d/b/a Isle of Capri Kansas City and
Rainbow Casino-Vicksburg Partnership, L.P. d/b/a Lady Luck Casino Vicksburg
As of and for the Year Ended December 31, 2019
With Report of Independent Auditors

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

TABLE OF CONTENTS

Report of Independent Auditors          1
Combined Financial Statements:
Combined Balance Sheet          2
Combined Statement of Income         3
Combined Statement of Changes in Net Parent Investment       4
Combined Statement of Cash Flows         5
Notes to Combined Financial Statements        6

Report of Independent Auditors

To the Board of Directors of
Eldorado Resorts, Inc.

We have audited the accompanying combined financial statements of IOC – Vicksburg, Inc., IOC – Vicksburg, L.L.C., Rainbow Casino Vicksburg Partnership, L.P., and IOC – Kansas City, Inc., which comprise the combined balance sheet as of December 31, 2019, and the related combined statements of income, changes in net parent investment and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of IOC – Vicksburg, Inc., IOC – Vicksburg, L.L.C., Rainbow Casino Vicksburg Partnership, L.P., and IOC – Kansas City, Inc. at December 31, 2019, and the combined results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Las Vegas, NV
June 4, 2020

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
COMBINED BALANCE SHEET
(dollars in thousands)

ASSETS	December 31, 2019
Current assets:
Cash and cash equivalents	$5,433
Accounts receivable, net	358
Inventories	171
Prepaid expenses and other assets	414
Total current assets	6,376
Property and equipment, net	67,662
Gaming licenses and other intangibles, net	92,985
Goodwill	48,429
Right-of-use assets	36,135
Other assets, net	3,971
Total assets	$255,558

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$684
Accrued property, gaming and other taxes	916
Accrued payroll and related	1,089
Accrued income taxes payable	89
Short-term lease obligation	764
Accrued other liabilities	1,220
Intercompany debt	58,000
Total current liabilities	62,762
Deferred income taxes	25,311
Long-term lease obligation	33,080
Other long term liabilities	114
Total liabilities	121,267
Net parent investment	134,291
Total liabilities and net parent investment	$255,558

See accompanying notes to combined financial statements.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
COMBINED STATEMENT OF INCOME
(dollars in thousands)

For the year ended December 31, 2019
Revenues:
Casino	$77,045
Food and beverage	3,926
Hotel	1,249
Other	1,595
Total revenues	83,815
Operating expenses:
Casino	28,363
Food and beverage	3,418
Hotel	486
Other	237
Marketing and promotions	3,594
General and administrative	23,343
Management fee	1,774
Loss on disposal of property and equipment	21
Depreciation and amortization	6,534
Total operating expenses	67,770
Operating income	16,045
Interest expense on intercompany note	(5,220)
Income before income taxes	10,825
Provision for income taxes	(3,024)
Net income	$7,801

See accompanying notes to combined financial statements.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
COMBINED STATEMENT OF CHANGES IN NET PARENT INVESTMENT
(dollars in thousands)

Balance at December 31, 2018	$137,493
Net income	7,801
Net distributions to parent	(11,003)
Balance at December 31, 2019	$134,291

See accompanying notes to combined financial statements.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
COMBINED STATEMENT OF CASH FLOWS
(dollars in thousands)

For the year ended December 31, 2019
Cash flows from operating activities:
Net income	$7,801
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	6,534
Stock compensation expense	9
Loss on disposal of property and equipment	21
Deferred income taxes	1,274
Other	21
Changes in operating assets and liabilities:
Accounts receivable	(107)
Inventory	46
Prepaid expenses and other assets	(31)
Income taxes payable	(50)
Accounts payable and accrued expenses	(524)
Net cash provided by operating activities	14,994
Cash flows from investing activities:
Purchase of property and equipment, net of reimbursements	(4,471)
Proceeds from sale of property and equipment	2
Net cash used in investing activities	(4,469)
Cash flows from financing activities:
Net distribution to parent	(10,851)
Net used in financing activities	(10,851)

Change in cash and cash equivalents	(326)
Cash, cash equivalents at beginning of period	5,759
Cash, cash equivalents at end of period	$5,433

Non-cash investing and financing activities
Capital expenditures included in accounts payable	$87
Contribution of capital asset to parent	$161

See accompanying notes to combined financial statements.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Organization and Basis of Presentation

The accompanying combined financial statements include the accounts and transactions of IOC – Kansas City, Inc. (“Kansas City”) and Lady Luck Casino Vicksburg (“Vicksburg”), collectively, the Companies, all of which are wholly-owned subsidiaries of Eldorado Resorts, Inc. (“Parent” or “ERI”). Each of the entities comprising the Companies own and operate gaming, hospitality and entertainment businesses.

The accompanying combined financial statements as of and for the year ended December 31, 2019 include the accounts and transactions of the Companies and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The results for the period reflect all adjustments, which are of a normal recurring nature, that management considers necessary for a fair presentation of operating results.

All intercompany transactions and accounts between the Companies’ have been eliminated in the presentation of the combined financial statements. The accompanying combined financial statements have been prepared from separate records maintained by ERI and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Companies had been operated as entities unaffiliated with the Parent. Portions of certain expenses represent allocations from the Parent. See Note 8, “Related-Party Transactions.”
Kansas City consists of a dockside casino and two dining venues. It is the closest gaming facility to downtown Kansas City, Missouri. Kansas City attracts customers primarily from the Kansas City metropolitan area.

Vicksburg is located off Interstate 20 and Highway 61 in western Mississippi, approximately 50 miles west of Jackson, Mississippi, and consists of a dockside casino, a race and sportsbook, a hotel and four dining venues. Vicksburg’s customers are drawn primarily from within a 60-mile radius of the property.

On July 11, 2019, ERI entered into a definitive agreement to sell the real property and outstanding equity interests relating to Kansas City and Vicksburg to Twin River Worldwide Holdings, Inc. (“Twin”) for approximately $230.0 million, subject to a customary working capital adjustment. The sale is expected to occur in early July 2020.

Note 2. Summary of Significant Accounting Policies

Use of Estimates—The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities at the date of the combined financial statements, and (iii) the reported amounts of revenues and expenses during the reporting period. Estimates used by management included, among other things, the useful lives for depreciable assets, the allowance for doubtful accounts receivable, income tax provisions, the evaluation of the future realization of deferred tax assets, cash flows in assessing the recoverability of long-lived assets, asset impairments, goodwill, and other intangible assets, and contingencies and litigation. Actual results could differ from those estimates.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Cash and Cash Equivalents—The Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents includes cash maintained for gaming operations.

Inventories—Inventories are stated at the lower of average cost, using a first-in, first-out basis, or net realizable value. Inventory consists primarily of uniforms, food and beverage and retail merchandise.

Property and Equipment—Property and equipment are stated at cost or fair value if acquired in a business combination. Depreciation is computed using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is less. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in operating income.

Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

Land improvements.....................................................	10 to 20 years
Buildings and improvements.......................................	10 to 40 years
Furniture, fixtures and equipment...............................	3-15 years
Riverboat.....................................................................	5 to 25 years

The Companies evaluate their property and equipment and other long-lived assets to be held and used for impairment whenever indicators of impairment exist. The Companies compare the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment charge is recorded. All recognized impairment losses are recorded as operating expenses.  No impairment was recorded during the year ended December 31, 2019.
Goodwill and Other Intangible Assets - Goodwill represents the excess of purchase price over the fair market value of net assets acquired in business combinations and has been allocated to each reporting units. Each of the Companies are considered separate reporting units. Goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually and between annual test dates in certain circumstances. No impairments were indicated as a result of the annual impairment review for goodwill and indefinite-lived intangible assets in 2019.
Indefinite-lived intangible assets consist primarily of expenditures associated with obtaining racing and gaming licenses. Indefinite-lived intangible assets are not subject to amortization but are subject to an annual impairment test. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess amount. No impairment was recorded during the year ended December 31, 2019.
Finite-lived intangible assets consist of trade names and player loyalty programs acquired in business combinations. Amortization is completed using the straight-line method over the estimated useful life of the asset. The Companies evaluate for impairment whenever indicators of impairment exist. When indicators are noted, the Companies then compare estimated undiscounted future cash flows to the carrying value of the asset. If the undiscounted future cash flows exceed the carrying value, no impairment is recorded. No impairment charges were recorded during the year ended December 31, 2019.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Outstanding Chip Liability—The Companies recognize the impact on gaming revenues on an annual basis to reflect an estimate of the change in the value of outstanding chips that are not expected to be redeemed. This estimate is determined by measuring the difference between the total value of chips placed in service less the value of chips under the Companies’ control. This measurement is performed on an annual basis utilizing a methodology in which a consistent formula is applied to estimate the percentage value of chips not in custody that are not expected to be redeemed. In addition to the formula, certain judgments are made with regard to various denominations and souvenir chips. The outstanding chip liability is included in accrued other liabilities on the combined balance sheets.

Loyalty Program—The Companies offer programs whereby participating customers can accumulate points for wagering that can be redeemed for credits for free play on slot machines, food and beverage, merchandise and in limited situations, cash. The incentives earned by customers under these programs are based on previous revenue transactions and represent separate performance obligations. Points earned, less estimated breakage, are recorded as a reduction of casino revenues at the retail value of such benefits owed to the customer and recognized as departmental revenue based on where such points are redeemed, upon fulfillment of the performance obligation. The loyalty program liability represents a deferral of revenue until redemption occurs, which is typically less than one year.

For purposes of allocating the transaction price in a wagering contract between the wagering performance obligation and the obligation associated with the loyalty points earned, the Companies allocate an amount to the loyalty point liability based on the stand-alone selling price of the points earned, which is determined by the value of a point that can be redeemed for a non-gaming good or service. An amount is allocated to the gaming wager performance obligation using the residual approach as the stand-alone price for wagers is highly variable and no set established price exists for such wagers. The allocated revenue for gaming wagers is recognized when the wagers occur as all such wagers settle immediately. The loyalty point liability is deferred and recognized as revenue when the customer redeems the points for the non-gaming good or service at the time such goods or services are delivered to the customer.

Casino Revenue—The Companies recognize as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses, not the total amount wagered. Progressive jackpots are accrued and charged to revenue at the time the obligation to pay the jackpot is established. Gaming revenues are recognized net of certain cash and free play incentives.

Gaming wager contracts involve two performance obligations for those customers earning points under the Companies’ loyalty program and a single performance obligation for customers who don’t participate in the program. The Companies apply a practical expedient by accounting for its gaming contracts on a portfolio basis as such wagers have similar characteristics and the Companies reasonably expects the effects on the financial statements of applying the revenue recognition guidance to the portfolio to not differ materially from that which would result if applying the guidance to an individual wagering contract.

Complimentaries—The Companies offer discretionary coupons and other discretionary complimentaries to customers outside of the loyalty program. The retail value of complimentary food, beverage and other services provided to customers, including loyalty point redemptions, is recognized in revenues when the goods or services are transferred to the customer. Complimentaries provided by third parties at the discretion and under the control of the Companies is recorded as an expense when incurred. The Companies’ revenues included complimentaries and loyalty point redemptions of $3.8 million for the year ended December 31, 2019.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Non-gaming Revenue—Hotel, food and beverage and other operating revenues are recognized as services are performed. The transaction price for hotel, food and beverage contracts is the net amount collected from the customer for such goods and services. Food and beverage services have been determined to be separate, stand-alone performance obligations and the transaction price for such contracts is recorded as revenue as the good or service is transferred when the delivery is made for the food and beverage. The Companies also provide goods and services that may include multiple performance obligations, such as packages, for which revenues are allocated on a pro rata basis based on each service's stand-alone selling price.

Advertising—Advertising costs are expensed the first time the related advertisement appears. Total advertising costs, including direct mail costs, totaled $1.1 million for the year ended December 31, 2019.

Income Taxes –The Companies, as either a wholly-owned corporate subsidiary or as disregarded entities (single member LLCs) of ERI, file U.S. and state income tax returns as part of the ERI consolidated group. The Parent is ultimately responsible for the taxes payable of the combined group. For these financial statements, the federal and state tax was computed as if each entity filed on a separate, stand-alone basis, only in the jurisdiction in which the property is located. Each Company was treated as a taxable C corporation, and the tax expense and associated payable were recorded on each separate entity’s books. The Companies made no income tax payments to the Parent during the year ended December 31, 2019.

Income taxes are accounted for in accordance with the provisions of Accounting Standards Codification (“ASC”) 740, Income Taxes (ASC 740). ASC 740 requires the recognition of deferred income tax liabilities and deferred income tax assets for the difference between the book basis and tax basis of assets and liabilities. Recognizable future tax benefits are subject to a valuation allowance, unless such tax benefits are determined to be more likely than not realizable. The Companies have recorded valuation allowances related to certain temporary differences that would create capital losses upon settlement. The Companies recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense.

Under the applicable accounting standards, the Companies may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The accounting standards also provide guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and disclosure requirements for uncertain tax positions. The Companies have recorded no liabilities associated with uncertain tax positions at December 31, 2019.

Allowance for Doubtful Accounts—The Companies reserve for receivables that may not be collected. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Recently Issued Accounting Pronouncements Implemented in 2019

In February 2016 (as amended through December 2018), the FASB issued ASU No. 2016-02 codified as Accounting Standards Codification (“ASC”) 842, Leases, (“ASC 842”) which addressed the recognition and measurement of leases. Under the new guidance, for all leases (with the exception of short-term leases), at the commencement date, lessees were required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to control the use of a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASC 842 required a transition adoption election using either 1) a modified retrospective approach with periods prior to the adoption date being recast or 2) a prospective adoption approach with a cumulative-effect adjustment recognized to the opening balance of retained earnings on the adoption date with prior periods continuing to be reported under current lease accounting guidance.

The Companies adopted ASC 842 on January 1, 2019 using the prospective adoption approach, and therefore, comparative periods continue to be reported under current lease accounting guidance consistent with previously issued financial statements. The Companies elected the package of practical expedients permitted under the transition guidance within ASC 842, which among other things, allowed the Companies to carry forward the historical lease identification, lease classification and treatment of initial direct costs for leases entered into prior to January 1, 2019. The Companies also made an accounting policy election to not record short-term leases with an initial term of 12 months or less on the balance sheet for all classes of underlying assets. The Companies also elected to not adopt the hindsight practical expedient for determining lease terms.

The operating leases, in which the Company is the lessee, are recorded on the balance sheet as a ROU asset with a corresponding lease liability. The lease liability is remeasured each reporting period with a corresponding change to the ROU asset. Upon adoption of ASC 842, the Companies recorded a ROU asset and related operating lease liability totaling $40.2 million with no impact on the statement of income or statement of cash flows.

Recently Issued Accounting Pronouncements to Be Implemented in Future Periods

In August 2018, the FASB issued ASU 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract. This amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). This generally means that an intangible asset is recognized for the software license and, to the extent that the payments attributable to the software license are made over time, a liability also is recognized. If a cloud computing arrangement does not include a software license, the entity should account for the arrangement as a service contract. This generally means that the fees associated with the hosting element (service) of the arrangement are expensed as incurred. The Companies will adopt the new guidance on January 1, 2020. The Companies are evaluating the qualitative and quantitative effects of the new guidance and currently does not believe it will have a significant impact on its financial statements or results of operations.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. This amendment modifies the disclosure requirements for fair value measurements. The Companies will adopt the new guidance on January 1, 2020. The Companies are evaluating the qualitative and quantitative effect the new guidance will have on its consolidated financial statements and currently do not believe it will have a significant impact on their financial statements or results of operations.

Note 3. Leases

The Companies’ management determines if a contract is or contains a lease at inception or modification of a contract. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset.

Finance and operating lease ROU assets and liabilities are recognized based on the present value of future minimum lease payments over the expected lease term at commencement date. As the implicit rate is not determinable in most of the Companies’ leases, management uses ERI’s incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments. The expected lease terms include options to extend or terminate the lease when it is reasonably certain the Companies will exercise such options. Lease expense for operating leases with minimum lease payments is recognized on a straight-line basis over the expected lease term.

The Companies’ lease arrangements have lease and non-lease components. For leases in which the Companies’ are the lessee, the Companies account for the lease components and non-lease components as a single lease component for all classes of underlying assets. Leases, in which the Companies are the lessor, are substantially all accounted for as operating leases and the lease components and non-lease components are accounted for separately, which is consistent with the Companies’ historical accounting. Leases with an expected or initial term of 12 months or less are not accounted for on the balance sheet and the related lease expense is recognized on a straight-line basis over the expected lease term.

The Companies have operating leases for various real estate and equipment. Certain of the Companies’ lease agreements include rental payments based on a percentage of sales over specified contractual amounts, and rental payments are adjusted periodically for inflation and based on usage. The Companies’ leases include options to extend the lease term one month to one year.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Leases recorded on the balance sheet consist of the following (amounts are in thousands):

Leases	Classification on the Balance Sheet	December 31, 2019
ASSETS
Operating lease ROU assets	Right of use assets	$36,135
LIABILITIES
Current:
Operating	Short-term lease obligation	$764
Noncurrent:
Operating	Long-term lease obligation	$33,080

Other information related to lease terms and discount rates are as follows as of December 31, 2019:

Weighted Average Remaining Lease Term
Operating Leases	27.2 years
Weighted Average Discount Rate
Operating Leases(1)	7.06%
(1)Upon adoption of the new lease standard, discount rates used for existing operating leases were established on January 1, 2019.
The components of lease expense are as follows for the year ended December 31, 2019 (amounts are in thousands):

Lease Expense:
Operating lease expense	$3,056
Short-term and variable lease expense	1,138
Total lease expense	$4,194

Supplemental cash flow information related to leases is as follows for the year ended December 31, 2019:

Cash paid for amounts included in the measurement of lease liabilities (amounts are in thousands):
Operating cash flows for operating leases	$3,056

In addition to the payments made for operating leases noted above, the Companies paid $1.3 million for short-term and variable leases.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Maturities of lease liabilities are summarized as follows (amounts are in thousands):

Year ending December 31,
2020	$3,057
2021	3,055
2022	3,054
2023	3,054
2024	3,054
Thereafter	67,189
Total future minimum lease payments	82,463
Less: amount representing interest	(48,619)
Present value of future minimum lease payments	33,844
Less: current lease obligations	(764)
Long-term lease obligations	$33,080

Note 4. Property and Equipment, Net

Property and equipment, net consists of the following at December 31, 2019 (amounts are in thousands):

Property and equipment:
Land and land improvements	$18,516
Buildings and other leasehold improvements	37,120
Furniture, fixtures and equipment	16,163
Riverboat	13,280
Total property and equipment	85,079
Less accumulated depreciation and amortization	(17,417)
Property and equipment, net	$67,662

The Companies recorded depreciation expense of $6.4 million during the year ended December 31, 2019.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 5. Intangible Assets, Net and Other Long-Term Assets
Intangible assets, net, include the following amounts at December 31, 2019 (dollar amounts are in thousands):

		Useful Life

Goodwill	$48,429	Indefinite

Gaming licenses	$82,000	Indefinite
Trade names	10,950	Indefinite
Player loyalty programs	311	3 years
Subtotal	93,261
Accumulated amortization player loyalty programs	(276)
Total gaming licenses and other intangible assets, net	$92,985
Goodwill represents the excess of the purchase price of acquiring Kansas City and Vicksburg over the fair market value of the net assets acquired.

Gaming licenses represent intangible assets acquired from the purchase of a gaming entity located in a gaming jurisdiction where competition is limited, such as when only a limited number of gaming operators are allowed to operate in the jurisdiction. These gaming license rights are not subject to amortization as the Companies have determined that they have indefinite useful lives.

Amortization expense with respect to player loyalty programs for the year ended December 31, 2019 totaled $0.1 million, which is included in depreciation and amortization in the combined statements of operations.

Other assets, net, include the following amounts at December 31, 2019 (amounts are in thousands):

Non-operating real property	$3,850
Long-term deposits	101
Long-term prepaid expenses	20
Total other assets, net	$3,971

Note 6. Income Taxes
The Companies, as either a wholly owned corporate subsidiary or as a disregarded entity (single member LLCs) of ERI, file U.S. and state income tax returns as part of the ERI consolidated group. The Parent is ultimately responsible for the taxes payable of the combined group. For these financial statements, the federal and state taxes were computed as if each entity filed on a separate, stand-alone basis, only in the jurisdiction in which the property is located. The Companies are treated as taxable C corporations, and the tax expense and associated payable were recorded on each separate entity’s books. The Companies made no income tax payments to the Parent during 2019.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

The components of the Companies’ provision for income taxes for the year ended December 31, 2019 are presented below (amounts are in thousands):

Current:
Federal	$959
State	791
Total current	1,750
Deferred:
Federal	1,111
State	163
Total deferred	1,274
Income tax expense	$3,024

The following is a reconciliation of the statutory federal income tax rate to the Companies’ effective tax rate for the year ended December 31, 2019:

Federal statutory rate	2100%
State and local taxes	690%
Tax credits	—%
Other	30%
Effective income tax rate	2790%

A valuation allowance is recognized if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax asset will not be realized. Management must analyze all available positive and negative evidence regarding realization of the deferred tax assets and make an assessment of the likelihood of sufficient future taxable income. The Companies continues to provide for a valuation allowance against state deferred taxes associated with Vicksburg long-lived assets and net federal and state deferred tax assets associated with non-operating land, the sale of which could result in capital losses that can only be offset against capital gains.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s net deferred taxes related to continuing operations at December 31, 2019 are as follows (amounts are in thousands):

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Deferred tax assets:
Accrued expenses	$1,184
Long-term lease obligations	8,332
Other	25
Subtotal	9,541
Deferred tax liabilities:
Identified intangibles	(20,844)
Fixed assets	(2,875)
ROU assets	(8,896)
Other	(30)
Subtotal	(32,645)
Valuation allowance	(2,207)
Net deferred tax liabilities	$(25,311)

As of December 31, 2019, there were no unrecognized tax benefits and the Company does not expect a significant increase or decrease to the total amounts of unrecognized tax benefits within the next twelve months. The Companies recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense.

With few exceptions, the Company is no longer subject to U.S. federal or state and local tax examinations by tax authorities for years before 2016.

Note 7. Employee Benefit Plan

The Companies participate in a 401(k) plan sponsored by ERI covering substantially all of the Companies’ employees. The Companies’ contribution expense related to this plan was $0.2 million for the year ended December 31, 2019. This plan allows for an employer contribution up to 50 percent of the first six percent of each participating employee’s contribution, subject to statutory and certain other limits.

Note 8. Related Party Transactions

Net parent investment—Net parent investments primarily arise from cash transfers between the Companies and ERI related to casino operations.

Intercompany debt—Vicksburg has a $58.0 million revolving note with ERI that bears interest, payable monthly, at the fixed rate of 9% per annum. The related credit agreement has a termination date of June 1, 2020, and all amounts outstanding under the note are payable on that date. Interest expense on the note was $5.2 million for the year ended December 31, 2019.

Overhead charges and management fees—The Companies have shared services agreements with ERI. Under the agreements, the Companies are charged a fixed overhead rate to cover information systems, marketing, e-commerce and other corporate activities. The Companies expensed $2.2 million in overhead charges during the year ended December 31, 2019, which is included in general and administrative expense in the combined Statement of Income. In addition, under the agreements, ERI provides certain management, administrative and corporate services to the Companies in exchange for a fee. The Companies expensed $1.8 million for shared services during the year ended December 31, 2019, which was included in management fees in the combined statements of operations.

IOC - KANSAS CITY, INC. AND
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
NOTES TO COMBINED FINANCIAL STATEMENTS

Insurance—ERI and certain of its subsidiaries, including Kansas City and Vicksburg, have established a captive insurance company, Capri Insurance Companies (the “Captive”). The Captive underwrites the self-insured portion of the workers’ compensation and general liability claims and charges an annual insurance premium to the subsidiaries for first layer claims exposure up to the certain stop loss amounts. Kansas City and Vicksburg paid the Captive $0.6 million related to premiums for the year ended December 31, 2019, which is included in general and administrative expense in the Statement of Income.

Note 9. Commitments and Contingencies

Litigation—The Companies are engaged in various litigation matters. Although the ultimate liability of this litigation and these claims cannot be determined at this time, the Companies believe there will not be a material adverse effect on the Companies’ financial position or results of operations.

Note 10. Subsequent Event

In preparing these financial statements, the Companies evaluated events and transactions for potential recognition or disclosure through June 4, 2020, the date the Companies’ financial statements were available to be issued.

In January 2020, an outbreak of a new strain of coronavirus (“COVID-19”) was identified and has since spread throughout much of the world, including the United States. All of ERI’s casino properties, including Kansas City and Vicksburg, were temporarily closed beginning in the latter half of March 2020 due to orders issued by various state government agencies in connection with the COVID-19 pandemic. As a result of these closures, the COVID-19 pandemic has had an adverse effect on the Companies’ business, financial condition and results of operations. ERI continued to pay its full-time employees through April 10, 2020, including tips and tokes. Effective April 11, 2020, ERI furloughed approximately 90% of its employees, implemented salary reductions and committed to continue to provide benefits to its employees through July 31, 2020. The extent of the ongoing and future effects of the COVID-19 pandemic on the Companies’ business and the casino resort industry generally is uncertain, but the Companies expect that it will continue to have a significant impact on its business, results of operations and financial condition. The extent and duration of the impact of COVID-19 will ultimately depend on future developments, including but not limited to, the duration and severity of the outbreak, the length of time that the Companies remain closed, the Companies’ abilities to adapt to new operating procedures upon re-opening of its casinos, the impact on consumer demand and discretionary spending, the length of time it takes for demand to return and the Companies’ abilities to adjust its cost structures for the duration of the outbreak’s impact on its operations.

Vicksburg resumed operations on May 21, 2020 and implemented the Mississippi Gaming Commission’s regulations that limit the number of guests to no greater that 50% of the property’s maximum occupancy. Kansas City resumed operations on June 1, 2020 and implemented Missouri’s procedures that limit gaming capacity to 50% of prior levels with proper social distancing regulations in place as directed by Iowa’s Governor.